EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We hereby consent to the incorporation of our report dated March 5, 2014, relating to the 2013 consolidated financial statements of The Community Financial Corporation, by reference in Registration Statements Nos. 33-97174, 333-79237, 333-70800, and 333-125103, each of Form S-8, and in the Annual Report on Form 10-K of The Community Financial Corporation, for the year ended December 31, 2013.

/s/ Stegman & Company

Baltimore, Maryland

March 5, 2014